UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
  _________________________________
FORM 8-K
_________________________________
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported) June 11, 2025
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Matador Resources Company
(Exact name of registrant as specified in its charter)
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Texas	001-35410	27-4662601
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5400 LBJ Freeway,	Suite 1500	75240
Dallas,	Texas
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code: (972) 371-5200
Not Applicable
(Former name or former address, if changed since last report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	MTDR	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company  ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On June 12, 2025, Matador Resources Company (the “Company”) announced the following leadership appointments and promotions, which were approved by the Board of Directors of the Company on June 11, 2025 (the “Effective Date”):

•Bryan A. Erman has been promoted to Co-President, Chief Legal Officer and Head of M&A of the Company. Mr. Erman previously served as the Company’s Executive Vice President, General Counsel and Head of M&A.

•William D. Lambert has been promoted to Executive Vice President, Chief Financial Officer and Head of Strategy of the Company. Mr. Lambert previously served as the Company’s Executive Vice President, Deputy Chief Financial Officer and Chief of Strategy. As Chief Financial Officer of the Company, Mr. Lambert will assume the role of principal financial officer of the Company from Brian J. Willey, effective as of the Effective Date.

•Brian J. Willey has been promoted to Executive Vice President – Midstream of the Company and Executive Vice President, Chief Administrative Officer and Chief Legal Officer of San Mateo Midstream, LLC (“San Mateo”), the Company’s midstream joint venture. Mr. Willey previously served as the Executive Vice President and Chief Financial Officer of the Company.

•Robert T. Macalik has been promoted to Executive Vice President – Administration and Finance of the Company and Executive Vice President and Chief Financial Officer of San Mateo. Mr. Macalik previously served as the Executive Vice President and Chief Accounting Officer of the Company.

•Benjamin T. Colodney has been promoted to Vice President and Chief Accounting Officer of the Company. Mr. Colodney previously served as the Company’s Vice President of Financial Reporting. Mr. Colodney will assume the role of principal accounting officer of the Company from Robert T. Macalik, effective as of the Effective Date.

Mr. Lambert, age 44, joined the Company in May 2025 as Executive Vice President, Deputy Chief Financial Officer and Chief of Strategy. Prior to joining the Company, Mr. Lambert was the Vice President of Business Development at Devon Energy in Oklahoma City. Before joining Devon in 2021, he was a Managing Director in the Energy Investment Banking Group at Goldman Sachs in Houston since 2017. He also held positions at Deutsche Bank and began his career as a wireline field engineer with Schlumberger, working in various countries across Southeast Asia. Mr. Lambert received a Bachelor of Engineering in Chemical Engineering in 2003 from Vanderbilt University. He also received a Master of Business Administration with a concentration in Finance from Vanderbilt University in 2008.

Mr. Colodney, age 39, joined the Company in March 2023 as Director of Financial Reporting and was promoted to Vice President of Financial Reporting in April of 2024.  Prior to joining the Company, Mr. Colodney was a Director at PricewaterhouseCoopers LLP in Houston, Texas, having joined the firm in Fort Worth, Texas, in 2009.  Before relocating to Houston, Mr. Colodney held the positions of Senior Manager and Manager in Budapest, Hungary, from 2015 to 2018.  Mr. Colodney received a Bachelor of Business Administration in Accounting in 2008 and Master of Accounting in 2009 both from Texas Christian University and is a Certified Public Accountant in the State of Texas.

The biographical information regarding Messrs. Erman, Willey and Macalik disclosed in the Company’s Definitive Proxy Statement on Schedule 14A, filed with the Securities and Exchange Commission on April 28, 2025, under the heading “Executive Officers and Other Senior Officers of the Company”, is incorporated herein by reference.

Item 7.01	Regulation FD Disclosure.

On June 12, 2025, the Company issued a press release announcing the appointments and promotions described in Item 5.02 of this Current Report on Form 8-K (this “Current Report”). A copy of the press release is attached as Exhibit 99.1 to this Current Report and incorporated herein by reference.

The information furnished pursuant to this Item 7.01, including Exhibit 99.1, shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and will not be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, unless specifically identified therein as being incorporated therein by reference.

Item 9.01	Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description of Exhibit
99.1	Press Release, dated June 12, 2025.
104	Cover Page Interactive Data File, formatted in Inline XBRL (included as Exhibit 101).

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MATADOR RESOURCES COMPANY

Date: June 13, 2025	By:	/s/ Bryan A. Erman
	Name:	Bryan A. Erman
	Title:	Co-President